EXECUTION COPY
WAIVER NO. 6
TO RECEIVABLES PURCHASE AGREEMENT

THIS WAIVER NO. 6 (this "Waiver"), dated as of March 21, 2006, is among Truck Retail Accounts Corporation, a Delaware corporation ("Seller"), Navistar Financial Corporation, a Delaware corporation ("Navistar"), as initial Servicer (Navistar, together with Seller, the "Seller Parties" and each a "Seller Party"), the entities set forth on the signature pages to this Agreement (together with any of their respective successors and assigns hereunder, the "Financial Institutions"), Jupiter Securitization Corporation ("Conduit") and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), as agent for the Purchasers hereunder or any successor agent hereunder (together with its successors and assigns hereunder, the "Agent"), and pertains to that certain RECEIVABLES PURCHASE AGREEMENT dated as of April 8, 2004 by and among the parties hereto (as heretofore amended or modified from time to time, the "Agreement"). Unless defined elsewhere herein, capitalized terms used in this Waiver have the meanings assigned to such terms in the Agreement.

PRELIMINARY STATEMENTS

The Seller Parties have requested that the Agent and the Purchasers agree to waive certain provisions of the Agreement and to consent to a certain action of the Seller Parties; and

The Agent and the Purchasers are willing to agree to the requested waivers and consent on the terms hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                      Waiver.

(a)  The requirement in Section 7.1(a)(i) of the Agreement for delivery of annual financial statements of Parent and Transferor for fiscal year 2005, the requirement in Section 7.1(a)(ii) of the Agreement for delivery of quarterly financial statements of Parent and Transferor for the first, second and third quarters of fiscal year 2006, and the requirements in Sections 7.1(a)(iii) for the delivery of certain compliance certificates related to the aforementioned financial statements, are each hereby waived until the earlier of (i) January 31, 2007 and (ii) the date on which Parent and Transferor shall have timely filed reports on Form 10-K or 10-Q after the date hereof with the Securities and Exchange Commission pursuant to Sections 13 and 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(b)  Any condition or required representation or warranty that has not been satisfied or made or deemed made, and any Amortization Event or Potential Amortization Event, in each case, as a result of the breach of any representation or warranty in Section 5.1(g) of the Agreement as a result of or arising out of any restatement, in connection with the audit conducted for the fiscal year ended October 31, 2005, of any financial statements of Transferor or any of its affiliates for any period ending on or before July 31, 2005, or any reports, financial statements, certificates or other information containing similar information with respect to such periods, are each hereby waived.

(c)  The failure of Transferor to timely notify Agent pursuant to Section 7.1(b)(vi) of the Agreement that Transferor was downgraded by Moody's Investors Service, Inc., and setting forth the Indebtedness affected and the nature of such change, is hereby waived.

Section 2.                       Consent. The Waiver No. 1, dated as of the date hereof, attached hereto as Exhibit A, is hereby consented to pursuant to Section 7.1(b) of the Agreement.

Section 3.                       Agreement by Transferor. Notwithstanding anything to the contrary in the Agreement, to induce the parties to enter into this Waiver, until the expiration of the waiver provided in Section 1(a), Transferor agrees to deliver to the Agent:

(a)  As soon as available after the end of the fiscal year of Transferor ended October 31, 2005 a copy of the annual report for such year for the Parent and its Subsidiaries, including therein (i) a consolidated balance sheet of the Parent and its Subsidiaries as of the end of such fiscal year and (ii) a consolidated statement of income and a consolidated statement of cash flows of the Parent and its Subsidiaries for such fiscal year, in each case prepared in accordance with Rule 3-10 of Regulation S-X, consistent with the Parent's past practice, on the basis of management's good faith calculations and fairly presenting in all material respects the consolidated financial condition of the Parent and its Subsidiaries as at such date and the consolidated results of operations of the Parent and its Subsidiaries for the period ended on such date; provided that, in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Parent shall also provide a reconciliation of its financial statements to GAAP.

(b)  As soon as available after the annual report in respect of the fiscal year of the Parent ended October 31, 2005 is delivered, and thereafter within 45 days after the end of each fiscal quarter ended January 31, 2006, April 30, 2006 and July 31, 2006, (i) a consolidated balance sheet of the Parent and its Subsidiaries as of the end of such quarter, (ii) a consolidated statement of income and a consolidated statement of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter, and (iii) a consolidated statement of income and a consolidated statement of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all prepared in accordance with Rule 3-10 of Regulation S-X, consistent with the Parent's past practice, on the basis of management's good faith calculations and fairly presenting in all material respects, subject to year end audit adjustments and the absence of footnotes, the consolidated financial condition of the Parent and its Subsidiaries as at such dates and the consolidated results of operations of the Parent and its Subsidiaries for the periods ended on such dates, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments and the absence of footnotes) by a financial officer of the Parent as having been prepared in accordance with GAAP; provided that, in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Parent shall also provide a reconciliation of such financial statements to GAAP.

(c)  As soon as available, and in any event within 60 days after the end of each fiscal quarter of the Transferor, except the fiscal quarter ended January 31, 2006 for which the requirement is 90 days, management financial reports of the US Borrower setting forth (i) a preliminary consolidated balance sheet and consolidated statements of income in a management format , (ii) serviced portfolio information (iii) funding availability under its contractual arrangements with Truck Retail Installment Paper Corp. and under the Transferor Credit Agreement and (iv) calculations demonstrating compliance with Section 8.01 of the Transferor Credit Agreement, in each case prepared in a manner materially consistent with the Transferor's past practices (unless otherwise required to conform with the results of the audit or changes in GAAP) and, to the extent relevant, on the basis of management's good faith efforts, in such form and detail reasonably satisfactory to the Agent; provided, however, that such reporting shall not be required so long as the Transferor has filed all reports with the Securities and Exchange Commission required pursuant to Section 13 of the Exchange Act. The parties hereto acknowledge that such management financial reports are not final and are subject to change in connection with either the preparation, for the corresponding fiscal quarter, of a report on Form 10-Q or 10-K, as a result of or arising out of any restatement, in connection with the audit conducted for the fiscal year ended October 31, 2005, as the case may be.

(d)  As soon as available, and in any event within 30 days after the end of each month, commencing with the month of March 2006, monthly management financial reports of the Parent in respect of the sales and income by segment and cash balances, Indebtedness, capital expenditures and depreciation and amortization of the Parent and its consolidated Subsidiaries prepared in a manner consistent with the Parent's past practices and on the basis of management's good faith calculations, in such form and detail reasonably satisfactory to the Agent; provided,however, that such reporting shall not be required so long as the Parent has filed all reports with the Securities and Exchange Commission required pursuant to Section 13 of the Exchange Act.

Section 4.                       Representations and Warranties. In order to induce the parties to enter into this Waiver, each of the Seller Parties hereby represents and warrants to the Agent and the Purchasers that (a) after giving affect to this Waiver, each of such Seller Party's representations and warranties contained in Article V of the Agreement is true and correct as of the date hereof, (b) the execution and delivery by such Seller Party of this Waiver, and the performance of its obligations hereunder, are within its corporate or limited partnership, as applicable, powers and authority and have been duly authorized by all necessary corporate or limited partnership, as applicable, action on its part, and (c) this Waiver has been duly executed and delivered by such Seller Party and constitutes the legal, valid and binding obligation of such Seller Party enforceable against such Seller Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 5.                      Condition Precedent. This Waiver shall become effective as of the date first above written upon receipt by the Agent of counterparts hereof duly executed by each of the parties hereto.

Section 6.                       Miscellaneous.

(a)           THIS WAIVER SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

(c)           Except as expressly modified hereby, the Agreement remains unaltered and in full force and effect and is hereby ratified and confirmed. This Waiver shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).

(c)            This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

[signatures on next pages]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed and delivered by their duly authorized officers as of the date hereof.

TRUCK RETAIL ACCOUNTS CORPORATION

By: _____________________________
Title:____________________________

NAVISTAR FINANCIAL CORPORATION

By:______________________________
Title:_____________________________

JUPITER SECURITIZATION CORPORATION
By: JPMORGAN CHASE BANK, N.A., Its attorney-in-fact
By:__________________________________
Title:_________________________________

JPMPRGAN CHASE BANK, N.A. (successor by
 merger to Bank One, NA (Main Office Chicago),
Individually as a Financial institution and as Agent

By:___________________________________
Title:__________________________________

Exhibit A

[Attached]